Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
N-ABLE, INC.,
N-ABLE INTERNATIONAL HOLDINGS II, LLC
AND
CERTAIN STOCKHOLDERS
DATED AS OF JULY 19, 2021

TABLE OF CONTENTS

ARTICLE I EFFECTIVENESS	- 2 -
Section 1.1. Effectiveness	- 2 -
ARTICLE II DEFINITIONS	- 2 -
Section 2.1. Definitions	- 2 -
Section 2.2. Other Interpretive Provisions	- 6 -
ARTICLE III REGISTRATION RIGHTS	- 7 -
Section 3.1. Demand Registration	- 7 -
Section 3.2. Shelf Registration	- 9 -
Section 3.3. Piggyback Registration	- 12 -
Section 3.4. Lock-Up Agreements	- 13 -
Section 3.5. Registration Procedures	- 13 -
Section 3.6. Underwritten Offerings	- 19 -
Section 3.7. No Inconsistent Agreements; Additional Rights	- 20 -
Section 3.8. Registration Expenses	- 20 -
Section 3.9. Indemnification	- 21 -
Section 3.10. Rules 144 and 144A and Regulation S.	- 24 -
Section 3.11. Existing Registration Statements	- 24 -
Section 3.12. Co-Investors; Covenants	- 24 -
ARTICLE IV MISCELLANEOUS	- 25 -
Section 4.1. Authority; Effect	- 25 -
Section 4.2. Notices	- 25 -
Section 4.3. Termination and Effect of Termination	- 26 -
Section 4.4. Permitted Transferees	- 27 -
Section 4.5. Remedies	- 27 -
Section 4.6. Amendments	- 27 -
Section 4.7. Governing Law	- 27 -
Section 4.8. Consent to Jurisdiction	- 27 -
Section 4.9. WAIVER OF JURY TRIAL	- 28 -
Section 4.10. Merger; Binding Effect, Etc	- 28 -
Section 4.11. Counterparts	- 29 -
Section 4.12. Severability	- 29 -
Section 4.13. No Recourse	- 29 -

- i -

This REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of July 19, 2021, is made by and among:
i.    N-able, Inc., a Delaware corporation (the “Company”), and, solely for purposes of Sections 3.8 and 3.9.5, N-able International Holdings II, LLC, a Delaware limited liability company (“N-able International”);
ii.    Silver Lake Partners IV, L.P., a Delaware limited partnership (together with its Permitted Transferees that become party hereto, “SLP IV”) and Silver Lake Technology Investors IV, L.P., a Delaware limited partnership (collectively with SLP IV, and together with their Permitted Transferees that become party hereto, “Silver Lake”); and
iii.    Thoma Bravo Fund XI, L.P., a Delaware limited partnership (“TB Fund XI”), Thoma Bravo Fund XI-A, L.P., a Delaware limited partnership (“TB Fund XI-A”), Thoma Bravo Executive Fund XI, L.P., a Delaware limited partnership (“TB Exec Fund”), Thoma Bravo Special Opportunities Fund II, L.P., a Delaware limited partnership (“TB SOF II”) and Thoma Bravo Special Opportunities Fund II-A, L.P., a Delaware limited partnership (“TB SOF II-A”), Thoma Bravo Fund XII, L.P., a Delaware limited partnership (“TB Fund XII”), Thoma Bravo Fund XII-A, L.P., a Delaware limited partnership (“TB Fund XII-A”), Thoma Bravo Executive Fund XII, L.P., a Delaware limited partnership (“TB Exec Fund XII”), and Thoma Bravo Executive Fund XII-A, L.P., a Delaware limited partnership (“TB Exec Fund XII-A,” and collectively with TB Fund XI, TB Fund XI-A, TB Exec Fund, TB SOF II, TB Fund XII, TB Fund XII-A and TB Exec Fund XII-A, and together with their Permitted Transferees that become party hereto, “Thoma Bravo” and, collectively, with Silver Lake, the “Investors”).
RECITALS
WHEREAS, the Company is a direct wholly owned subsidiary of SolarWinds Corporation, a Delaware corporation (“SolarWinds”);
WHEREAS, SolarWinds and the Company are party to that certain Separation and Distribution Agreement (the “Separation and Distribution Agreement”), dated as of July 16, 2021, pursuant to which SolarWinds will separate into two separate, publicly traded companies which will be effected through a tax-free, pro rata distribution of the Common Stock of the Company (the “Distribution”); and
WHEREAS, the parties believe that it is in the best interests of the Company and the other parties hereto to set forth their agreements regarding registration rights.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
EFFECTIVENESS
Section 1.1.    Effectiveness. This Agreement shall become effective upon the closing of the Distribution.
ARTICLE II
DEFINITIONS
Section 2.1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the board of directors of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company and each of its subsidiaries shall be deemed not to be Affiliates of any Investor. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” shall have the meaning set forth in the preamble.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.
“Co-Investors” means the SL Co-Investor and the TB Co-Investors.
“Common Stock” means the Company’s common stock, par value $0.001 per share.
“Demand Notice” shall have the meaning set forth in Section 3.1.3.
“Demand Registration” shall have the meaning set forth in Section 3.1.1(a).
“Demand Registration Request” shall have the meaning set forth in Section 3.1.1(a).
“Demand Registration Statement” shall have the meaning set forth in Section 3.1.1(c).
“Demand Suspension” shall have the meaning set forth in Section 3.1.6.

“Distribution” means the transactions contemplated by the Separation and Distribution Agreement, dated as of July 16, 2021.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“FINRA” means the Financial Industry Regulatory Authority.
“Holders” means the Investors who then hold Registrable Securities under this Agreement.
“Investors” shall have the meaning set forth in the preamble.
“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.
“Loss” shall have the meaning set forth in Section 3.9.1.
“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.
“Participation Conditions” shall have the meaning set forth in Section 3.2.5(b).
“Permitted Transferee” means (i) any Affiliate of an Investor and (ii) such other Persons approved by Silver Lake and Thoma Bravo.
“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
“Piggyback Notice” shall have the meaning set forth in Section 3.3.1.
“Piggyback Registration” shall have the meaning set forth in Section 3.3.1.
“Potential Takedown Participant” shall have the meaning set forth in Section 3.2.5(b).
“Pro Rata Portion” means, with respect to each Holder requesting that its shares be registered or sold in an Underwritten Public Offering, a number of such shares equal to the aggregate number of Registrable Securities to be registered or sold (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder plus the aggregate number of Registrable Co-Investor Securities held by such Holder’s Co-Investors, and the denominator of which is the aggregate number of Registrable Securities held by all Holders requesting that their Registrable Securities be registered or sold plus the aggregate number of all Registrable Co-Investor Securities held by such Holders’ Co-Investors.
“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.
“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).
“Registrable Co-Investor Securities” means the SL Co-Investor Securities and the TB Co-Investor Securities.
“Registrable Securities” means (i) all shares of Common Stock that are not then subject to forfeiture to the Company, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security not then subject to vesting or forfeiture to the Company and (iii) all shares of Common Stock directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been Transferred pursuant to Rule 144, (y) such holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), as reasonably determined by the Holder, and such securities, to the extent Registrable Co-Investor Securities, shall no longer be subject to transfer restrictions in any agreement between an Investor and its applicable Co-Investors, or (z) such securities shall have ceased to be outstanding.
“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.
“Registration Expenses” shall have the meaning set forth in Section 3.8.
“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.
“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.
“Requisite Investors” means (A) from the closing of the Distribution until the earlier of (i) October 23, 2021 and (ii) the time at which the Investors hold less than 25% of the Registrable Securities held by the Investors at the time of the closing of the Distribution, either SLP IV (with the consent of TB Fund XI) or TB Fund XI (with the consent of SLP IV) and (B) thereafter, either SLP IV or TB Fund XI.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule).
“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Shelf Period” shall have the meaning set forth in Section 3.2.3.
“Shelf Registration” shall have the meaning set forth in Section 3.2.1(a).
“Shelf Registration Notice” shall have the meaning set forth in Section 3.2.2.
“Shelf Registration Request” shall have the meaning set forth in Section 3.2.1(a).
“Shelf Registration Statement” shall have the meaning set forth in Section 3.2.1(a).
“Shelf Suspension” shall have the meaning set forth in Section 3.2.4.
“Shelf Takedown Notice” shall have the meaning set forth in Section 3.2.5(b).
“Shelf Takedown Request” shall have the meaning set forth in Section 3.2.5(a).
“SL Co-Investor” means SLP Aurora Co-Invest L.P., a Delaware limited partnership, and any other person designated by Silver Lake as a “SL Co-Investor”, together with their permitted assigns.
“SL Co-Investor Securities” means, all Registrable Securities held by the SL Co-Investor but only to the extent that (A) Silver Lake is legally required to effect a Transfer of such Co-Investor Securities in connection with a Transfer of Silver Lake’s Registrable Securities and (B) the SL Co-Investor has granted Silver Lake, or one of its Affiliates, authority, including by way of a power of attorney, to Transfer such Co-Investor Securities on the SL Co-Investor’s behalf.
“TB Co-Investors” means each of Howard Hughes Medical Institute, AlpInvest Partners Co-Investments 2014 I C.V., AlpInvest Partners Co-Investments 2014 II C.V., AM 2014 CO C.V., AlpInvest GA CO C.V., SMRS-TOPE LLC, Meranti Fund L.P., HarbourVest Global Annual Private Equity Fund L.P., HarbourVest 2015 Global Fund L.P., HarbourVest Partners X

Buyout Fund LP., HarbourVest Partners X AIF Buyout L.P., HarbourVest Partners IX-Buyout Fund L.P., NPS Co-Investment (A) Fund L.P., Lexington Co-Investment Holdings III, L.P., The Prudential Insurance Company of America, Prudential Legacy Insurance Company of New Jersey, Hermes USA Investors Venture II, LP, NB Crossroads XX - MC Holdings LP, NB Crossroads XXI - MC Holdings LP, NB Wildcats Fund LP, NB RP Co-Investment & Secondary Fund LLC, NB Sonoran Fund Limited Partnership, TFL Trustee Company Limited as Trustee of the TFL Pension Fund, NB - Iowa’s Public Universities LP, NB PEP Holdings Limited, Neuberger Berman Insurance Fund Series of the SALI Multi-Series Fund, L.P., NB Strategic Co-Investment Partners II Holdings LP and any other Person designated by Thoma Bravo as a “TB Co-Investor”, together with their permitted assigns.
“TB Co-Investor Securities” means, all Registrable Securities held by any TB Co-Investors but only to the extent that (A) Thoma Bravo is legally required to effect a Transfer of such Co-Investor Securities in connection with a Transfer of Thoma Bravo’s Registrable Securities and (B) such TB Co-Investor has granted Thoma Bravo, or one of its Affiliates, authority, including by way of a power of attorney, to Transfer such Co-Investor Securities on such TB Co-Investor’s behalf.
“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests relating thereto, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. “Transferred” shall have a correlative meaning.
“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.
“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.
“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.
Section 2.2.    Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.
(c)    The term “including” is not limiting and means “including without limitation.”
(d)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)    Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.
ARTICLE III
REGISTRATION RIGHTS
The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.
Section 3.1.    Demand Registration.
Section 3.1.1.    Request for Demand Registration.
(a)    At any time after the consummation of the Distribution, the Requisite Investors shall have the right to make a written request from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by such Requisite Investors and the Registrable Co-Investor Securities applicable to such Requisite Investors. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”
(b)    Each Demand Registration Request shall specify (x) the kind and aggregate amount of Registrable Securities to be registered, and (y) the intended method or methods of disposition thereof.
(c)    Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its reasonable best efforts to cause such Demand Registration Statement to be promptly declared effective under the Securities Act.
Section 3.1.2.    Limitation on Demand Registrations. The Company shall not be obligated to take any action to effect any Demand Registration if a Demand Registration or Piggyback Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days (unless otherwise consented to by the Company).
Section 3.1.3.    Demand Notice. Promptly upon receipt of a Demand Registration Request pursuant to Section 3.1.1 (but in no event more than two (2) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Demand Registration Request to each other Investor and the Demand Notice shall offer the other Investor the opportunity to include in the Demand Registration that number of Registrable Securities held by such Investor and that number of applicable Registrable Co-Investors Securities applicable to such Investor as each such Investor may request in writing. Subject to Section 3.1.7, the Company shall include in the Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Demand Notice was delivered.

Section 3.1.4.    Demand Withdrawal. The Requisite Investors that have requested their Registrable Securities be included in a Demand Registration pursuant to Section 3.1.3 may withdraw all or any portion of such requested Registrable Securities (including any applicable Registrable Co-Investor Securities) included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect from with respect to all of the Registrable Securities included in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement.
Section 3.1.5.    Effective Registration. The Company shall use reasonable best efforts to cause the Demand Registration Statement to become effective and remain effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.
Section 3.1.6.    Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Investors requesting such Registration, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that without the written consent of each of the Investors, the Company shall not be permitted to exercise a Demand Suspension more than once during any twelve (12)-month period for a period not to exceed sixty (60) days. In the case of a Demand Suspension, the Investors agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Investors requesting such Registration in writing upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investors such numbers of copies of the Prospectus as so amended or supplemented as the Investors may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Investors that are including Registrable Securities in such Demand Registration Statement.
Section 3.1.7.    Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Public Offering of the Registrable Securities included in a Demand Registration advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall unless otherwise agreed by each of the Investors be, in the case of any Demand Registration, (x) first, allocated to each Investor that has requested to participate in such Demand Registration and its Co-Investors, if applicable, an amount equal to the lesser of (i) the number of such Registrable Securities (including Registrable Co-Investor Securities held by such Investor’s Co-Investors, if applicable) requested to be registered or sold by such Investor, and (ii) a number of such shares equal to such Investor’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.
Section 3.1.8.    Resale Rights. In the event that an Investor requests to participate in a Registration pursuant to this Section 3.1 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by such Investor.
Section 3.2.    Shelf Registration.
Section 3.2.1.    Request for Shelf Registration.
(a)    Upon the written request of the Requisite Investors from time to time (a “Shelf Registration Request”) the Company shall promptly file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by any Investor and any Registrable Co-Investor Securities held by such Investor’s Co-Investors, if applicable, from time to time in accordance with the methods of distribution elected by such Investor, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act. Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.”
(b)    If on the date of the Shelf Registration Request the Company is a WKSI, then the Shelf Registration Request may request Registration of an unspecified amount of Registrable Securities to be sold by unspecified Investors. If on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered. The Company shall provide to the Investors the information necessary to determine the Company’s status as a WKSI upon request.
Section 3.2.2.    Shelf Registration Notice. Promptly upon receipt of a Shelf Registration Request (but in no event more than two (2) Business Days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)), the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other Investors, which notice shall specify, if applicable, the amount of Registrable Securities to be registered, and the Shelf Registration Notice shall offer each such Investor the opportunity to include in the Shelf Registration that number of Registrable Securities (including such Investor’s Registrable Co-Investor Securities, if applicable) as each such Investor may request in writing. The Company shall include in such Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Registration Notice has been delivered.
Section 3.2.3.    Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by Investors until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Investor holds Registrable Securities (such period of effectiveness, the “Shelf Period”). Subject to Section 3.2.4, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Investors of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.
Section 3.2.4.    Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Investors participating in such Shelf Registration Statement, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that without the written consent of each Investor that has Registrable Securities registered under such Shelf Registration Statement the Company shall not be permitted to exercise a Shelf Suspension more than one time during any twelve (12)-month period for a period not to exceed sixty (60) days. In the case of a Shelf Suspension, the Investors agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Investors in writing upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investors such numbers of copies of the Prospectus as so amended or supplemented as the Investors may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Investors that are including Registrable Securities in such Demand Registration Statement.
Section 3.2.5.    Shelf Takedown.
(a)    At any time the Company has an effective Shelf Registration Statement with respect to an Investor’s Registrable Securities (including Registrable Co-Investor Securities held by such Investor’s Co-Investors, if applicable), by notice to the Company specifying the intended method or methods of disposition thereof, the Requisite Investors may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of such Investor’s

Registrable Securities (including Registrable Co-Investor Securities held by such Investor’s Co-Investors, if applicable) that may be registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.
(b)    Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Investor with Registrable Securities covered by the applicable Registration Statement, or to all other Investors if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant (including Registrable Co-Investor Securities held by such Potential Takedown Participant’s Co-Investors, if applicable) may request in writing. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant and, if applicable, its Co-Investors; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety percent (90%) (or such lesser percentage specified by such Potential Takedown Participant) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.2.5 shall be determined by the participating Requisite Investors.
(c)    The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a Demand Registration or Piggyback Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days (unless otherwise consented to by the Company).
Section 3.2.6.    Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown pursuant to Section 3.2.5 advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall unless otherwise agreed by each of the Investors participating in such Underwritten Shelf Takedown be (x) first, allocated to each Investor that has requested to participate in such Underwritten Shelf Takedown and its Co-Investors, if applicable, an amount equal to the lesser of (i) the number of such Registrable Securities (including Registrable Co-Investor Securities held by such Investor’s Co-Investors, if applicable) requested to be registered or sold by such Investor, and (ii) a number of such shares equal to such Investor’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.
Section 3.2.7.    Resale Rights. In the event that an Investor elects to request a Registration pursuant to this Section 3.2 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by such Investor.
Section 3.3.    Piggyback Registration.
Section 3.3.1.    Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Sections 3.1 or 3.2, (ii) a Registration on Form S-4 or Form S-8 or any successor form to such forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than ten (10) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Investors, and such Piggyback Notice shall offer the Investors the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities (including Registrable Co-Investor Securities held by such Investor’s Co-Investors, if applicable) as each Investor may request in writing (a “Piggyback Registration”). Subject to Section 3.3.2, the Company shall include in such Registration Statement or in such Public Offering as applicable, all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by such Investor of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company determines for any reason not to register or sell or to delay the Registration or sale of such securities, the Company shall give written notice of such determination to each Investor and, thereupon, (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Investors entitled to request that such Registration or sale be effected as a Demand Registration under Section 3.1 or an Underwritten Shelf Takedown under Section 3.2, as the case may be, and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, as the case may be, shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities. Any Investor shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities (including Registrable Co-Investor Securities held by such Investor’s Co-Investors, if applicable) in a Piggyback Registration by giving written notice to the Company of its request to withdraw.
Section 3.3.2.    Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Investors in writing that, in its or their opinion, the number of securities that such Investors and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated among the Investors that have requested to participate in such Registration and their Co-Investors based on an amount equal to the lesser of (x) the number of such Registrable Securities (including Registrable Co-Investor Securities held by such Investor’s Co-Investors, if applicable) requested to be sold by such Investor, and (y) a number of such shares equal to such Investor’s Pro Rata Portion, and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.
Section 3.3.3.    No Effect on Other Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Sections 3.1 and 3.2 or shall relieve the Company of its obligations under Sections 3.1 and 3.2.
Section 3.4.    Lock-Up Agreements. In connection with each Registration or sale of Registrable Securities pursuant to Sections 3.1, 3.2 or 3.3 conducted as an Underwritten Public Offering, each Holder agrees, if requested, to become bound by and to execute and deliver a lock-up agreement with the underwriter(s) of such Underwritten Public Offering restricting such Holder’s right to (a) Transfer, directly or indirectly, any equity securities of the Company held by such Holder or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final Prospectus relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days plus such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, if applicable). The terms of such lock-up agreements shall be negotiated among the Requisite Investors, the Company and the underwriters and shall include customary carve-outs from the restrictions on Transfer set forth therein.
Section 3.5.    Registration Procedures.

Section 3.5.1.    Requirements. In connection with the Company’s obligations under Sections 3.1 - 3.4, the Company shall use its reasonable best efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:
(a)    As promptly as practicable prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, (y) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request and (z) except in the case of a Registration under Section 3.3 not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Holders, in such capacity, or the underwriters, if any, shall reasonably object;
(b)    prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any Holder with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;
(c)    notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable

Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(d)    promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;
(e)    to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;
(f)    use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;
(g)    promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the participating Requisite Investors agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;
(h)    furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(i)    deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);
(j)    on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
(k)    cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;
(l)    use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;
(m)    not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and, as applicable, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company (in the case of a Registration Statement);
(n)    make such representations and warranties to the Holders being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(o)    enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the participating Requisite Investors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;
(p)    obtain for delivery to the Holders being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;
(q)    in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders included in such Registration or sale, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;
(r)    cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(s)    use its reasonable best efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;
(t)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement;
(u)    use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;
(v)    make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the participating Requisite Investors, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;
(w)    in the case of an Underwritten Public Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;
(x)    take no direct or indirect action prohibited by Regulation M under the Exchange Act;
(y)    take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(z)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.
Section 3.5.2.    Company Information Requests. The Company may require each seller of Registrable Securities as to which any Registration or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such seller and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.
Section 3.5.3.    Discontinuing Registration. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5.1(d), such Holder will discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d) or is advised in writing by the Company that the use of the Prospectus may be resumed.
Section 3.6.    Underwritten Offerings.
Section 3.6.1.    Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Public Offering, pursuant to a Registration or sale under Sections 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the participating Requisite Investors and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 3.9 of this Agreement. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof, and such Holders shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder under such agreement shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.
Section 3.6.2.    Piggyback Registrations. If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 3.3 and, subject to the provisions of Section 3.3.2, use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such seller, such seller’s title to the Registrable Securities, such seller’s intended method of distribution and any other representations to be made by the seller as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such seller shall not exceed such seller’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.
Section 3.6.3.    Selection of Underwriters; Selection of Counsel. In the case of an Underwritten Public Offering under Sections 3.1 or 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the participating Requisite Investors; provided that such underwriter or underwriters shall be reasonably acceptable to the Company. In the case of an Underwritten Public Offering under Section 3.3, the managing underwriter or underwriters to administer the offering shall be determined by the Company; provided that such underwriter or underwriters shall be reasonably acceptable to the participating Requisite Investors. In the case of an Underwritten Public Offering under Sections 3.1, 3.2 or 3.3, counsel to the Holders shall be selected by the participating Requisite Investors.
Section 3.7.    No Inconsistent Agreements; Additional Rights. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. Without approval of SLP IV and Thoma Bravo, neither the Company nor any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement.
Section 3.8.    Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company or N-able International, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all reasonable fees and disbursements of legal counsel for Investors, including without limitation any fees and disbursements of legal counsel of the Investors incurred in connection with registration and/or sale of Registrable Co-Investor Securities, (viii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses incurred in connection with the distribution or Transfer of Registrable Securities to or by a Holder or its Permitted Transferees in connection with a Public Offering, (x) all fees and expenses of any special experts or other

Persons retained by the Company in connection with any Registration or sale, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xii) all expenses related to the “road show” for any Underwritten Public Offering, including the reasonable out-of-pocket expenses of the Holders and underwriters, if so requested. All such expenses are referred to herein as “Registration Expenses”. The Company and N-able International shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.
Section 3.9.    Indemnification.
Section 3.9.1.    Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder, each shareholder, member, limited or general partner of such Holder, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses and any indemnity and contribution payments made to underwriters ) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including any report and other document filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report; provided, that no selling Holder shall be entitled to indemnification pursuant to this Section 3.9.1 in respect of any untrue statement or omission contained in any information relating to such seller Holder furnished in writing by such selling Holder to the Company specifically for inclusion in a Registration Statement and used by the Company in conformity therewith (such information “Selling Stockholder Information”). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Holders. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the indemnified parties.
Section 3.9.2.    Indemnification by the Selling Holders. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in such selling Holder’s Selling Stockholder Information. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.9.4 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.
Section 3.9.3.    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it forfeits substantive legal rights by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.9.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.
Section 3.9.4.    Contribution. If for any reason the indemnification provided for in Section 3.9.1 and Section 3.9.2 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions or limitations on indemnification contained in Section 3.9.1 and Section 3.9.2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.9.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 3.9.1 and 3.9.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.9.4, in connection with any Registration Statement filed by the Company, a selling Holder shall not be required to contribute any amount in excess of the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.9.2 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. If indemnification is available under this Section 3.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 3.9.1 and 3.9.2 hereof without regard to the provisions of this Section 3.9.4. The remedies provided for in this Section 3.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
Section 3.9.5.    Obligation of N-able International. N-able International shall be jointly and severally liable for the Company’s indemnification and other payment obligations under this Section 3.9.
Section 3.10.    Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
Section 3.11.    Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.
Section 3.12.    Co-Investors; Covenants. To the extent any Registrable Co-Investor Securities are proposed to be included in, and to be sold under, any Registration Statement, such

Co-Investor shall be deemed to have agreed to all rights and obligations set forth in this Agreement, including without limitation Sections 3.4, 3.6 and 3.9 and ARTICLE IV hereof, as if such Co-Investor were a Holder on the date hereof. Any such Co-Investor will, upon request, sign any documentation to carry out the objectives of this Agreement. Each of the Investors agrees to cause each of their respective Co-Investors to sign any such documentation necessary for such Co-Investor to comply with the obligations set forth in this Section 3.12 and to register such Co-Investor’s Registrable Co-Investor Securities in accordance with the terms hereof.
ARTICLE IV
MISCELLANEOUS
Section 4.1.    Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties’ members of a joint venture or other association. The Company and its subsidiaries shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.
Section 4.2.    Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by e-mail, or (iii) sent by overnight courier, in each case, addressed as follows:
If to the Company or N-able International to:
N-able, Inc.
301 Edgewater Dr., Suite 306
Wakefield, MA 01880
Attention:    Peter Anastos
Email:    peter.anastos@n-able.com
with a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
303 Colorado Avenue, Suite 3000
Austin, Texas 78701
Attention:    John J. Gilluly III, P.C.
Email:     John.Gilluly@dlapiper.com
If to Thoma Bravo to:
c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, CA 94111

Attention:    Seth Boro
Robert Sayle
Michael Hoffmann
Email:    sboro@thomabravo.com; rsayle@thomabravo.com; mhoffmann@thomabravo.com with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, IL 60654
Attention:    Corey D. Fox, P.C.
Bradley C. Reed, P.C.
Peter Stach
Email:    corey.fox@kirkland.com; bradley.reed@kirkland.com; peter.stach@kirkland.com
If to Silver Lake to:
c/o Silver Lake Partners
55 Hudson Yards
550 West 34th Street, 40th Floor
New York, NY 10001
Attention:    Andrew J. Schader
Email:    andy.schader@silverlake.com
with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
Three Embarcadero Center
San Francisco, CA 94111
Attention:    Eric L. Issadore
Email:    eric.issadore@ropesgray.com
Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.
Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by facsimile or e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two (2) Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
Section 4.3.    Termination and Effect of Termination. This Agreement shall terminate upon the date on which no Holder holds any Registrable Securities, except for the provisions of Sections 3.9 and 3.10, which shall survive any such termination. No termination under this

Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.9 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.
Section 4.4.    Permitted Transferees. The rights of a Holder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Registrable Securities to a Permitted Transferee of that Holder. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.4 will be effective unless the Permitted Transferee to which the assignment is being made, if not a Holder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Permitted Transferee will be bound by, and will be a party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 4.4 may not again transfer those rights to any other Permitted Transferee, other than as provided in this Section 4.4.
Section 4.5.    Remedies. The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
Section 4.6.    Amendments. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and each of the parties hereto. Each such amendment, modification, extension or termination shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.
Section 4.7.    Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
Section 4.8.    Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.2 hereof is reasonably calculated to give actual notice.
Section 4.9.    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
Section 4.10.    Merger; Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.
Section 4.11.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.
Section 4.12.    Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
Section 4.13.    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such, for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

Company:	N-ABLE, INC.

	By:	/s/ JOHN PAGLIUCA
Name: John Pagliuca
Title: President, Chief Executive Officer

N-able International (solely for purposes of Sections 3.8 and 3.9.5):	N-ABLE INTERNATIONAL, LLC
	By:	/s/ JOHN PAGLIUCA
Name: John Pagliuca
Title: President, Chief Executive Officer
[Signature Page to Registration Rights Agreement]

Investors:	THOMA BRAVO FUND XI, L.P.

	By:	Thoma Bravo Partners XI, L.P.
	Its	General Partner

	By:	Thoma Bravo UGP XI, LLC
	Its	General Partner

	By:	Thoma Bravo UGP, LLC
	Its	Managing Member

	By:	/s/ SETH BORO
Name: Seth Boro
Title: Managing Partner

THOMA BRAVO FUND XI-A, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its	General Partner

By:	Thoma Bravo UGP XI, LLC
Its	General Partner

By:	Thoma Bravo UGP, LLC
Its	Managing Member

By:	/s/ SETH BORO
Name: Seth Boro
Title: Managing Partner

THOMA BRAVO EXECUTIVE FUND XI, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its	General Partner

By:	Thoma Bravo UGP XI, LLC
Its	General Partner

By:	Thoma Bravo UGP, LLC
Its	Managing Member

By:	/s/ SETH BORO
Name: Seth Boro
Title: Managing Partner
[Signature Page to Registration Rights Agreement]

Investors:	THOMA BRAVO SPECIAL OPPORTUNITIES FUND II, L.P.

	By:	Thoma Bravo Partners XI, L.P.
	Its	General Partner

	By:	Thoma Bravo UGP XI, LLC
	Its	General Partner

	By:	Thoma Bravo UGP, LLC
	Its	Managing Member

	By:	/s/ SETH BORO
Name: Seth Boro
Title: Managing Partner

THOMA BRAVO SPECIAL OPPORTUNITIES FUND II-A, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its	General Partner

By:	Thoma Bravo UGP XI, LLC
Its	General Partner

By:	Thoma Bravo UGP, LLC
Its	Managing Member

By:	/s/ SETH BORO
Name: Seth Boro
Title: Managing Partner
[Signature Page to Registration Rights Agreement]

THOMA BRAVO FUND XII, L.P.

By:	Thoma Bravo Partners XII, L.P.
Its	General Partner

By:	Thoma Bravo UGP XII, LLC
Its	General Partner

By:	Thoma Bravo UGP, LLC
Its	Managing Member

By:	/s/ SETH BORO
Name: Seth Boro
Title: Managing Partner

THOMA BRAVO FUND XII-A, L.P.

By:	Thoma Bravo Partners XII, L.P.
Its	General Partner

By:	Thoma Bravo UGP XII, LLC
Its	General Partner

By:	Thoma Bravo UGP, LLC
Its	Managing Member

By:	/s/ SETH BORO
Name: Seth Boro
Title: Managing Partner

THOMA BRAVO EXECUTIVE FUND XII, L.P.

By:	Thoma Bravo Partners XII, L.P.
Its	General Partner

By:	Thoma Bravo UGP XII, LLC
Its	General Partner

By:	Thoma Bravo UGP, LLC
Its	Managing Member

By:	/s/ SETH BORO
Name: Seth Boro
Title: Managing Partner
[Signature Page to Registration Rights Agreement]

THOMA BRAVO EXECUTIVE FUND XII-A, L.P.

By:	Thoma Bravo Partners XII, L.P.
Its	General Partner

By:	Thoma Bravo UGP XII, LLC
Its	General Partner

By:	Thoma Bravo UGP, LLC
Its	Managing Member

By:	/s/ SETH BORO
Name: Seth Boro
Title: Managing Partner

[Signature Page to Registration Rights Agreement]

Investors:	SILVER LAKE PARTNERS IV, L.P.

	By:	Silver Lake Technology Associates IV, L.P., its general partner

	By:	SLTA IV (GP), L.L.C., its general partner

	By:	Silver Lake Group, L.L.C., its general partner

	By:	/s/ KENNETH Y. HAO
Name: Kenneth Y. Hao
Title: Managing Director & Managing Partner

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its general partner

By:	/s/ KENNETH Y. HAO
Name: Kenneth Y. Hao
Title: Managing Director & Managing Partner
[Signature Page to Registration Rights Agreement]